 Exhibit 3.10 - CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

HMZ ACQUISITION CORP.

________________________________

Under Section 102 of the General
Corporation Law of the State of Delaware

        1.    The name of the Corporation is HMZ ACQUISITION CORP.
        2.    The address of the Corporation's registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.
        3.    The purposes of the Corporation are to engage in any lawful act or activities for which Corporations may be organized under the General Corporation Law of the State of Delaware.
        4.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares of the par value of $1.00 each, all of which shall be common stock.
        5.    The name and mailing address of the sole incorporator are Chantel M. Burns, c/o Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203.
        6.    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.
        7.    Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.
        8.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
        9.    To the extent permitted by the General Corporation Law of the State of Delaware (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director occurring during the time this Paragraph 9 is in effect.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein are true and, accordingly, has hereunto set her hand this 19th day of July, 2002.

Chantel M. Burns /s/
________________________________________
Chantel M. Burns, Sole Incorporator